UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2022

Eco Innovation Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-73158	85-0842591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16525 Sherman Way, Suite C-1

Van Nuys, CA 91406

(Address of principal executive offices, including zip code)

(800) 922-4356

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of the Eco Innovation Group, Inc. 2022 Stock Incentive and Equity Compensation Plan

On May 2, 2022, a majority representing 90% of the Company’s issued and outstanding voting stock approved the Eco Innovation Group, Inc. 2022 Stock Incentive and Equity Compensation Plan (the “2022 Plan”) as described below.

The Company believes that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the Company, and that incentive compensation plans like the 2022 Plan are an important attraction, retention and motivation tool for participants in the plan.

Material Features of the 2022 Plan

The material features of the 2022 Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the 2022 Plan, the full text of which is set forth as Exhibit 10.1 to this Current Report on 8-K.

Administration

The 2022 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to determine, within the limits of the express provisions of the 2022 Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards or grants.

Types of Awards

Awards under the 2022 Plan may include restricted shares of common stock, registered shares of common stock (if a registration statement has been filed), nonqualified stock options, incentive stock options (“ISOs”) restricted stock units (“RSUs”), and stock appreciation rights (“SARs”). Restricted Shares are shares of common stock issued to a recipient subject to such terms and conditions, including, without limitation, forfeiture and to such restrictions against sale, transfer or other disposition, as the Compensation Committee may determine at the time of issuance. RSUs are the right the right to receive an amount equal to the fair market value of the shares covered by the RSU at some future date after the grant.  A SAR is the right to receive cash, common stock or both based on the increase in the market value of the shares of common stock covered by such SAR from the initial date of the performance period for such SAR to the date of exercise. If the Compensation Committee elects to pay an amount to a participant in common stock, such common stock shall be valued at fair market value (as defined in the 2022 Plan) as the day of exercise of the SAR. We may only issue registered securities if the Company files a registration statement with the SEC.

The 2022 Plan provides that ISOs may be granted to a recipient during a calendar year only if the aggregate fair market value (determined as of the time an ISO is granted) of common stock with respect to which ISOs are exercisable for the first time by such recipient during any calendar year under the 2022 Plan and any other “incentive stock option plans” maintained by the Company does not exceed $100,000.

Eligible Recipients of Awards

The Compensation Committee may grant awards to any of the Company’s employees, to a member of the Board of Directors and to our consultants and advisors.

Restrictions on Awards to Insiders

No award under the 2022 Plan shall be granted if the aggregate number of shares of common stock (i) issued to Insiders (as that term is defined in the 2022 Plan) of the Company within any one year period, or (ii) issuable to Insiders at any time, under the 2022 Plan and any other security based compensation arrangement of the Company could exceed 10% of the Company’s shares of common stock issued and outstanding, on a non-diluted basis, at the time of the grant of the award.

Term of Options

The term of each stock option shall be fixed by the Compensation Committee provided that no stock option shall be exercisable more than five (5) years after the date the stock option is granted and provided further that no ISO granted to a ten percent stockholder shall be exercisable more than five (5) years after the date the option is granted.

Option Price

The option price per share of common stock purchasable under either an ISO or non-qualified stock option shall be determined by the Compensation Committee at the time of grant but shall not be less than 100% of the fair market value (as defined in the 2022 Plan) of one share of common stock at the time of the grant, provided that the exercise price of an ISO granted to an eligible employee who is a ten percent stockholder shall not be less than 110% of the fair market value of one share of common stock at the time of grant. Notwithstanding any other provision of the 2022 Plan to the contrary, all awards under the 2022 Plan that are subject to Code Section 409A shall be designed and administered in a manner that does not result in the imposition of tax or penalties under Code Section 409A.

Market Appreciation of Stock Appreciation Rights

The 2022 Plan provides for tandem and non-tandem stock appreciation rights. A tandem stock appreciation right shall mean the right to surrender to the Company all (or a portion) of a stock option in exchange for an amount in cash or stock equal to the excess of (i) the fair market value (as that term is defined in the 2022 Plan), on the date such stock option (or such portion thereof) is surrendered, of the common stock covered by such stock option (or such portion thereof), over (ii) the aggregate exercise price of such stock option (or such portion thereof). A non-tandem stock appreciation right shall mean the right to receive an amount in cash or stock equal to the excess of (x) the fair market value of a share of common stock on the date such right is exercised, over (y) the aggregate exercise price of such right, other than on surrender of a stock option.

Stock Award Pricing

The Compensation Committee shall determine the price, if any, to be paid by the recipient of an award of restricted stock or registered stock under the 2022 Plan.

Assignability

No award granted pursuant to the 2022 Plan is transferable or assignable by its recipient other than by will or the laws of descent and distribution.

Shares Subject to the 2022 Plan

An aggregate of 75,000,000 shares of common stock is reserved for issuance under the 2022 Plan representing 15 % of the Company’s issued and outstanding shares of common stock as of May 2, 2022. Shares of common stock to be delivered or purchased under the 2022 Plan may be either authorized but unissued common stock or treasury shares.

Anti-Dilution Protection

In the event of any changes in the capital structure of the Company, including a change resulting from a stock dividend or stock split, or combination or reclassification of shares, the Board of Directors is empowered to make such equitable adjustments with respect to awards or any provisions of the 2022 Plan as it deems necessary and appropriate, including, if necessary, any adjustments in the maximum number of shares of common stock subject to the 2022 Plan or in the number of shares of common stock subject to an outstanding award.

Merger, Consolidation, Reorganization, Liquidation, Etc.

If the Company becomes a party to any corporate merger, consolidation, major acquisition of property for stock, reorganization, or liquidation, the Board of Directors is authorized under the 2022 Plan to make such arrangements it deems advisable with respect to outstanding awards, which shall be binding upon the recipients of such awards, including, but not limited to, the substitution of new awards for any awards then outstanding, the assumption of any such awards, and the termination of or payment for such awards.

Market Value Restrictions

The amounts of certain awards are based on the fair market value of a share of common stock at a specified point in time. The exercise price per share of common stock under each nonqualified stock option or ISO granted under the 2022 Plan, which is paid to the Company at the time of the exercise, shall be determined by the Compensation Committee, but may not be less than the fair market value of such common stock on the date of grant of such option. “Fair market value” of a share of common stock as of a given date is defined by the 2022 Plan to be as of any given date: (i) if the Common Stock is listed on a national securities exchange, foreign stock exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, the closing price of the Common Stock on the trading market for the Common Stock, as selected by the Compensation Committee, on the trading date preceding the given date, as reported by the exchange or Nasdaq, as the case may be, (ii) if the Common Stock is not listed on a national securities exchange, foreign stock exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, but is traded in the over-the-counter market, the closing bid price for the Common Stock on such date, as reported by the OTC Markets Group or similar publisher of such quotations.

No Repricing

Except for adjustments made pursuant to the anti-dilution provisions of the 2022 Plan, or by reason of a merger, consolidation, major acquisition of property for stock, reorganization or liquidation, the exercise or purchase price under any outstanding award granted under the 2022 Plan may not be decreased after the date of grant, nor may any outstanding award granted under the 2022 Plan be surrendered to the Company as consideration for the grant of a new award with a lower exercise or purchase price in the absence of the approval of the holders of a majority of the shares of our common stock present in person or by proxy at a duly constituted meeting of our stockholders.

Termination of Employment

Generally, unless otherwise determined by the Compensation Committee at grant, if a participant is terminated for cause, any stock option held by such participant shall thereupon terminate and expire as of the date of termination. Unless otherwise determined by the Compensation Committee at grant, any stock option held by a participant:

(i) on death or termination of employment or consultancy by reason of disability or, with respect to a non-qualified stock option, retirement, may be exercised, to the extent exercisable at the participant’s death or termination, by the legal representative of the estate or participant as the case may be, at any time within a period of one (1) year from the date of such death, termination or retirement;

(ii) on termination of employment or consultancy by involuntary termination without cause or for good reason or, with respect to an ISO, retirement, may be exercised, by the participant at any time within a period of ninety (90) days from the date of such termination; or

(iii) on termination of employment or consultancy by voluntary termination but without good reason and occurs prior to, or more than ninety (90) days after, the occurrence of an event which would be grounds for termination by the Company for cause, any stock option held by such participant may be exercised, to the extent exercisable at termination, by the participant at any time within a period of thirty (30) days from the date of such termination, but in no event beyond the expiration of the stated term of such stock option.

Amendments to the 2022 Plan

The Board may at any time amend, in whole or in part, any or all of the provisions of the 2022 Plan, or suspend or terminate the 2022 Plan entirely. Provided, however, that, unless otherwise required by law or specifically provided in the 2022 Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such participant and, provided further, without the approval of the stockholders of the Company, if and to the extent required by the applicable provisions of Rule 16b-3 of the 1934 Act or, if and to the extent required, under the applicable provisions of the Code, no amendment may be made which would, among other things: increase the aggregate number of Common Shares that may be issued under the 2022 Plan; change the classification of participants eligible to receive awards under the 2022 Plan; decrease the minimum option price of any stock option; extend the maximum option period; change any rights under the 2022 Plan with regard to non-employee directors; or require stockholder approval in order for the 2022 Plan to continue to comply with the applicable provisions.

Awards to be Granted Under the 2022 Plan

The exact types and amounts of any awards to be made by the Compensation Committee to any eligible employee or non-employee pursuant to the 2022 Plan are not presently determinable. As a result of the discretionary nature of the 2022 Plan, it is not possible to determine the specific amounts and types of awards that may be awarded in the future under the 2022 Plan.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Exhibit Description
10.1	Eco Innovation Group, Inc. 2022 Stock Incentive and Equity Compensation Plan

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO INNOVATION GROUP, INC.

	By:	/s/ Julia Otey-Raudes
Date: May 2, 2022		Julia Otey-Raudes
Principal Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
10.1	Eco Innovation Group, Inc. 2022 Stock Incentive and Equity Compensation Plan

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

* Filed herewith.